Exhibit 10.8

                             AEROBIC CREATIONS, INC.
                                JOINDER AGREEMENT

            This Joinder Agreement to the Securities Purchase Agreement (Notes and Warrants) ("JOINDER AGREEMENT"), dated as of November 8, 2006 (as amended, restated, supplemented and/or modified in accordance with the provisions thereof, the "SECURITIES PURCHASE AGREEMENT"), by and among Maritime Logistics US Holdings Inc. (the "COMPANY") and the investors identified on the Schedule of Buyers attached thereto (the "BUYERS"), is entered into as of November 8, 2006 by Aerobic Creations, Inc. ("SHELLCO"), a Delaware corporation. It is the current intention of Aerobic Creations, Inc. to change its name to Summit Global Logistics, Inc. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Securities Purchase Agreement.

            ShellCo hereby represents, warrants, and certifies to, and agrees with, the Buyers as follows:

      1. Each of the representations and warranties set forth in Section 3 (other than the first sentence of Section 3(o)) of the Securities Purchase Agreement, mutatis mutandis, are as of the date hereof are true and correct as if each reference to the Company contained in such representations and warranties was a reference to ShellCo (unless otherwise expressly provided herein or in the disclosure schedules hereto). Attached hereto are disclosure schedules providing the disclosures required by the Securities Purchase Agreement in respect of ShellCo.

      2. ShellCo hereby assumes all covenants and obligations of the Company set forth in the Securities Purchase Agreement (including, without limitation, all indemnification obligations) as if each obligation of the Company and each reference thereto contained in the Securities Purchase Agreement was an obligation of and a reference to ShellCo.

      3. In addition, ShellCo represents and warrants to each of the Buyers that:

            A. AUTHORIZATION; ENFORCEMENT; VALIDITY.

            1. ShellCo has the requisite corporate power and authority to enter into and perform its obligations under (i) this Joinder Agreement and each of the other Transaction Documents to which it is a party and (ii) the Acquisition Documents and to consummate the transactions contemplated herein and therein, including the issuance of the Securities in accordance with the terms hereof. The execution and delivery of the Transaction Documents and the Acquisition Documents (to which ShellCo is a party) by ShellCo and the consummation by ShellCo of the transactions contemplated hereby and thereby, including the issuance of $65,000,000 in principal amount of the Notes and the related Warrants and the reservation for issuance and the issuance of the Conversion Shares and Warrant Shares issuable upon conversion or exercise thereof, have been duly authorized by the Board of Directors of ShellCo

(the "BOARD OF DIRECTORS") and other than as set forth in subsection (2) of this
Section 3(A) or Section 3(D) hereof, no further filing, consent or authorization is required by ShellCo, its stockholders or the Board of Directors. To the extent that a Subsidiary (which for purposes of this Joinder Agreement shall mean all subsidiaries of ShellCo prior to giving effect to the Merger) is a party to or bound by a Transaction Document or an Acquisition Document, such Subsidiary has the requisite power and authority to enter into and perform its obligations under such Transaction Document or Acquisition Document and the execution and delivery of such Transaction Document by such Subsidiary and the consummation by such Subsidiary of the transactions contemplated thereby have been duly authorized by the Board of Directors or equivalent body of such Subsidiary and no further consent or authorization is required by such Subsidiary, its equity holders or its board of directors or equivalent body. This Joinder Agreement, the other Transaction Documents and the Acquisition Documents to which ShellCo and, if applicable, its Subsidiaries is a party have been duly executed and delivered by ShellCo and/or such Subsidiary, and constitute the legal, valid and binding obligations of such parties enforceable against such parties in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies. As of the Closing, the Transaction Documents and Acquisition Documents dated after the date of this Joinder Agreement and on or prior to the date of the Closing shall have been duly executed and delivered by ShellCo and, if applicable, its Subsidiaries and shall constitute the valid and binding obligations of such parties, enforceable against such parties in accordance with their terms except as enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

            2. Other than (i) the filing of appropriate UCC financing statements with the appropriate states and other authorities pursuant to the Pledge Agreement and the Security Agreement, (ii) the Perfection Requirements (as defined in the Security Agreement) and (iii) the Current Report on Form 8-K required to be filed after Closing by ShellCo pursuant to Section 4(h) of the Securities Purchase Agreement, (iv) the Form D filing required to be made following the Closing by ShellCo with the SEC, (v) the registration statement and related state filings required by the Registration Rights Agreement, (vi) filings required by applicable state securities laws; and (vii) the Schedule 14C relating, among other matters, to the Reverse Split, no further filing, consent, or authorization is required by ShellCo, its Board of Directors or its stockholders.

            B. ISSUANCE OF SECURITIES. The issuance of the Notes and the Warrants has been duly authorized and upon issuance such Notes shall be (i) free from all taxes and Liens in respect of the issue thereof other than Permitted Liens (as defined in the Notes) and (iii) entitled to the rights set forth in the Notes. Upon the effectiveness of the Reverse Split, a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals 130% of the maximum number of shares Common Stock issuable upon conversion of the Notes and issuable upon exercise of the Warrants. Upon the effectiveness of the Reverse Split and


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

thereafter, at least 10,754,545 shares of Common Stock (subject to adjustment pursuant to the Company's covenant set forth in Section 4(l) of the Securities Purchase Agreement) will be duly authorized and reserved for issuance upon conversion of the Notes and upon exercise of the Warrants. Upon issuance or conversion in accordance with the Notes or exercise in accordance with the Warrants, as the case may be, the Conversion Shares and the Warrant Shares, respectively, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges in respect of the issue thereof other than Permitted Liens, with the holders being entitled to all rights accorded to a holder of Common Stock. Subject to the accuracy of the Buyers' representations and warranties in the Securities Purchase Agreement, the offer and issuance by ShellCo of the Securities is exempt from registration under the 1933 Act.

            C. NO CONFLICTS. The execution, delivery and performance of this Joinder Agreement and the Transaction Documents to which it is a party by ShellCo, and if applicable its Subsidiaries, and the consummation by such parties of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes and the Warrants, the granting of a security interest in the Collateral (as defined in the Security Documents) and reservation for issuance and issuance of the Conversion Shares and the Warrant Shares) will not (i) result in a violation of any certificate of incorporation, certificate of formation, any certificate of designations or other constituent documents of ShellCo or any of its Subsidiaries, any capital stock of ShellCo or any of its Subsidiaries or bylaws of ShellCo or any of its Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or other remedy in respect of any agreement, indenture or instrument to which ShellCo or any of its Subsidiaries is a party or (iii) result in a violation of any Requirements of Law, except in the case of clauses (ii) and (iii) of this Section 3(C) for such conflicts, defaults, rights or violations which would not reasonably be expected to , individually or in the aggregate have a Material Adverse Effect.

            D. CONSENTS. ShellCo is not required to obtain any consent, authorization or order of, or make any filing (other than (i) the filing of appropriate UCC financing statements with the appropriate states and other authorities pursuant to the Pledge Agreement and the Security Agreement, (ii) the other Perfection Requirements (as defined in the Security Agreement), (iii) the filing with the SEC of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (iv) a Current Report on Form 8-K and (v) a Schedule 14C) or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations that ShellCo is required to obtain pursuant to the preceding sentence prior to the Closing Date have been obtained or effected on or prior to the Closing Date, and ShellCo and its Subsidiaries are unaware of any facts or circumstances which might prevent ShellCo from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence.

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

            E. DILUTIVE EFFECT. ShellCo understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Notes and the Warrant Shares issuable upon exercise of the Warrants will increase in certain circumstances. ShellCo further acknowledges that any obligation to issue Conversion Shares upon conversion of the Notes in accordance with the Securities Purchase Agreement and the Notes and its obligation to issue the Warrant Shares upon exercise of the Warrants in accordance with the Securities Purchase Agreement and the Warrants is, in each case, absolute and unconditional regardless of the dilutive effect, which may be substantial, that such issuance may have on the ownership interests of other stockholders of ShellCo. Taking the foregoing into account, the Board of Directors has determined in its good faith business judgment that the issuance of the Notes and the Warrants and the consummation of the other transactions contemplated hereby are in the best interests of ShellCo and its stockholders.

            F. INVESTMENT COMPANY. ShellCo is not, and upon the Closing will not be, an "investment company," a company controlled by an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

            G. APPLICATION OF TAKEOVER PROTECTIONS; RIGHTS AGREEMENT. ShellCo and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under ShellCo's certificate of incorporation (as amended and restated and in effect on the date hereof, the "CERTIFICATE OF INCORPORATION") or the laws of the jurisdiction of its formation or otherwise which is or could become applicable to any Buyer as a result of the transactions contemplated by the Securities Purchase Agreement, including, without limitation, ShellCo's issuance of the Securities and any Buyer's ownership of the Securities. ShellCo has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of ShellCo. Certain stockholders of ShellCo, or persons who upon the consummation of the transactions contemplated by the Transaction Agreements will become stockholders of ShellCo, representing in the aggregate approximately 37.3% of the common equity of ShellCo at the consummation of the transactions contemplated by the Transaction Documents (approximately
14.7% on a fully-diluted basis) have agreed, among other things, to only vote to increase the authorized number of shares of ShellCo, or amend the certificate of incorporation of ShellCo or by-laws of ShellCo, if at least 75% of such stockholders so vote and to vote for Robert Agresti, Gregory DeSaye, Terrance MacAvery and Raymer McQuiston to a seven person board of directors.

            H. SEC DOCUMENTS; FINANCIAL STATEMENTS.

            1. Since March 3, 2005, ShellCo has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits

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

included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC DOCUMENTS"). ShellCo has delivered to the Buyers or their respective representatives true, correct and complete copies of the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of ShellCo included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of ShellCo as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments that are not material, individually or in the aggregate). All written disclosure (other than written disclosure marked "draft", "subject to completion" or words of similar meaning) provided to the Buyers regarding ShellCo, the Company, the Targets, their respective businesses and the transactions contemplated by the Securities Purchase Agreement (including the Schedules thereto and to this Joinder, the other Transaction Documents and that certain private placement memorandum dated October 23, 2006), furnished by or on behalf of ShellCo is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

            2. None of ShellCo or, to ShellCo's knowledge, any stockholder, officer, director or of ShellCo has issued any press release or made any other public statement or communication on behalf of ShellCo or otherwise relating to ShellCo or any of its Subsidiaries that contains any untrue statement of a material fact or omits any statement of material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or has provided any other information to the Buyers, including information referred to in Section 2(d) of the Securities Purchase Agreement, that contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as set forth on SCHEDULE 3(N) of the Securities Purchase Agreement, which will be filed with the Form 8-K to be filed by ShellCo pursuant to Section 4(h) of the Securities Purchase Agreement, none of ShellCo or any of its officers, directors, employees or agents has provided the Buyers with any material, nonpublic information. Nothing has come to our attention which would indicate
(i) that the accounting firm of Dale Matheson Carr-Hilton LaBonte, which has expressed its opinion in respect of the consolidated financial statements of ShellCo for the fiscal year ended December 31, 2005 (the "AUDIT OPINION") is not independent of ShellCo pursuant to the standards set forth in Rule 2-01 of Regulation S-X promulgated by


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

the SEC, and that such firm was not otherwise qualified to render the Audit Opinion and complete such review under applicable law, or (ii) since March 3, 2005, neither ShellCo nor, to the knowledge of ShellCo, any director, officer or employee, of ShellCo, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of ShellCo or its internal accounting controls, including any complaint, allegation, assertion or claim that ShellCo has engaged in questionable accounting or auditing practices.

            I. CONDUCT OF BUSINESS; REGULATORY PERMITS. Neither ShellCo nor any Subsidiary is in violation of any term of its certificate of incorporation (or the organizational charter) or bylaws or operating agreement, as applicable. Neither ShellCo nor any Subsidiary is in material violation of any term of or in material default under (or with the giving of notice or lapse of time or both would be in violation of or default under) any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to ShellCo or any of its Subsidiaries. The business of ShellCo and each Subsidiary is not being conducted, and shall not be conducted, in violation in any material respect of any Requirements of Law, except for such violation and/or possible violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. ShellCo and each Subsidiary possess all certificates, authorizations, licenses and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as presently conducted ("PERMITS") except where the failure to possess such Permits would not reasonably be expected to have a Material Adverse Effect, and none of ShellCo or any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Permit. ShellCo and each Subsidiary is, and at all times since its respective date of organization, has been, in compliance with all Permits and all Requirements of Law applicable to such entity or by which any property or asset of such entity is bound or affected, and has not received written notice of any violation of any such Requirements of Law, except as would not reasonably be expected to have a Material Adverse Effect.

            J. SARBANES-OXLEY ACT. ShellCo and each of its Subsidiaries is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect. ShellCo and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liability is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken in respect of any differences.

            K. TRANSACTIONS WITH AFFILIATES. Except as set forth in SCHEDULE K hereto, other than the issuance of restricted stock and the other arrangements disclosed on SCHEDULE K hereto, no Related Party of ShellCo or any Subsidiary or any of their respective Affiliates is presently, or


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

has been within the past two years, a party to any transaction with any of ShellCo or any Subsidiary (other than directly for ordinary course service as an employee, officer or director), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Related Party. Except as set forth in SCHEDULE K hereto, no Related Party of ShellCo or any of its Subsidiaries, or any of their respective Affiliates, has any direct or indirect ownership interest in any Person (other than ownership of less than 1% of the outstanding common stock of a publicly traded corporation) in which ShellCo or any of its Subsidiaries has any direct or indirect ownership interest or with which ShellCo or any of its Subsidiaries competes.

            L. EQUITY CAPITALIZATION. As of the date hereof and prior to issuance of the Securities and the closing of the Common PIPE Offering, the Acquisitions, the issuance of securities to Rodman & Renshaw, LLC, the issuance of 62,500 shares of Common Stock (such number of shares presented as if giving effect to the Reverse Stock Split) issuable to certain former stockholders of Shellco in connection with the Merger (the "TRIGGER SHARES") and prior to giving effect to the Reverse Split, but, after the Merger: (i) the authorized capital stock of ShellCo consists of (a) 99,000,000 shares of Common Stock, $0.001 par value per share, of which 18,349,156 are issued and outstanding, and (b) 1,000,000 shares of preferred stock, $0.001 par value per share, none of which is issued and outstanding or reserved for issuance; (ii) there are no shares reserved for issuance pursuant to any stock option and purchase plans other than an Approved Stock Plan (as defined in the Notes) and no shares are reserved for issuance pursuant to securities (other than the Notes and the Warrants, the shares of Common Stock and Warrants issued pursuant to the Common PIPE Offering and the Warrants issued to Rodman & Renshaw, LLC in connection with the Convertible Notes Offering, the Common PIPE Offering and the Trigger Shares) exercisable or exchangeable for, or convertible into, shares of Common Stock;
(iii) all of the outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable; (iv) except as set forth on SCHEDULE L, none of ShellCo's share capital is subject to preemptive rights or any other similar rights or any Liens suffered or permitted by ShellCo; (v) other than the Trigger Shares and securities and derivatives issued pursuant to an Approved Stock Plan there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any share capital of ShellCo or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which ShellCo or any of its Subsidiaries is or may become bound to issue additional share capital of ShellCo or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any share capital of ShellCo or any of its Subsidiaries; (vi) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of ShellCo or any of its Subsidiaries or by which ShellCo or any of its Subsidiaries is or may become bound (other than Permitted Indebtedness (as defined in the Notes)); (vii) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with ShellCo other than in connection with the Permitted Liens or as set forth on SCHEDULE L; (viii) there are no agreements or arrangements under which ShellCo or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to the Registration Rights Agreement, the Common PIPE Registration Rights Agreement and


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

registration rights the Company has agreed to provide to the Agent, the existing shareholders listed on Schedule 2(b) to the Registration Rights Agreement, certain members of management and the current holders of ShellCo Common Stock);
(ix) there are no outstanding securities or instruments of ShellCo or any of its Subsidiaries that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which ShellCo or any of its Subsidiaries is or may become bound to redeem a security of ShellCo or any of its Subsidiaries (other than the Notes and the Employment Agreements);
(x) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (xi) ShellCo does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement; and (xii) ShellCo and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of ShellCo's or its Subsidiaries' respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect. ShellCo has furnished to the Buyers true, correct and complete copies of ShellCo's Certificate of Incorporation, and ShellCo's Bylaws, as amended and as in effect on the date hereof (the "BYLAWS"). Prior to the issuance of the Securities and the Common PIPE Securities, ShellCo has no securities convertible into, or exercisable or exchangeable for, shares of Common Stock.

            M. POST CLOSING CAPITALIZATION. After giving effect to the Merger, the Share Purchase, the Acquisitions, the issuance of the Notes and Warrants as contemplated by the Securities Purchase Agreement and shares of Common Stock and Warrant pursuant to the Common PIPE Offering, the authorized capital stock of ShellCo consists (a) 99,000,000 shares of Common Stock, $0.001 par value per share, of which 7,555,759 shall be issued and outstanding and (b) 1,000,000 shares of preferred stock, $0.001 par value per share, none of which is issued or outstanding or reserved for issuance. Any and all equity securities and derivative securities convertible or exercisable into equity securities of ShellCo and outstanding prior to the Closing, shall have been, concurrently with the Closing, cancelled or terminated, except for ShellCo's obligations to issue the Trigger Shares which will be issued at Closing.

            N. ABSENCE OF LITIGATION. There is no action, suit, proceeding, inquiry or investigation that, individually or in the aggregate, would have a Material Adverse Effect before or by, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of ShellCo, threatened against or affecting the ShellCo, any Subsidiary, any of their respective officers or directors, or the Common Stock.

            O. RANKING OF NOTES. All payments due under the Notes (i) shall rank
(A) pari passu with all other Notes, (B) junior to the Permitted Senior Indebtedness (as defined in the Notes), (C) senior to the Subordinated
Indebtedness (as defined in the Notes), all Indebtedness not constituting Permitted Indebtedness (as defined in the Notes) and all Permitted Indebtedness expressly designated as ranking junior to the Notes, and (D) pari passu with all other Permitted Indebtedness and (ii) shall be secured by a security interest in substantially all of the assets of the ShellCo and its Subsidiaries, other than the Foreign Subsidiaries and the escrowed funds referenced in subsection (x) of the definition of Permitted Indebtedness set forth in Section 28 of the Notes (junior only to the security interests securing the Permitted Senior Indebtedness) and

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

such security interests shall rank pari passu with the security interests securing the Indebtedness under the other Notes.

            P. MANIPULATION OF PRICE. ShellCo has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of ShellCo to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of ShellCo other than the engagement of Rodman & Renshaw, LLC by the Company as agent in connection with the Convertible Note Offering and the Common PIPE Offering and execution of the Lock-up Agreement relating to the Management Restricted Stock.

            Q. REGULATIONS T, U AND X. Neither ShellCo nor any Subsidiary which is a Guarantor is and will be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, U or X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect), and no proceeds of any Note will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

            R. DISCLOSURE. ShellCo confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information that will not be disclosed on the 8-K Filing. ShellCo understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of ShellCo. Each of this Joinder Agreement (including the Schedules hereto), the other Transaction Documents and that certain Private Placement Memorandum dated October 23, 2006 (including the various attachments thereto), furnished by or on behalf of ShellCo regarding ShellCo, the Company, the Targets, their respective businesses and the transactions contemplated hereby and thereby, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by ShellCo during the 12 months preceding the date of this Joinder Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. No event or circumstance has occurred or information exists in respect of ShellCo or any of its Subsidiaries (other than Foreign Subsidiaries) or its or their business, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by ShellCo but which has not been so publicly announced or disclosed. To the knowledge of ShellCo, no event or circumstance has occurred or information exists in respect of any of the Foreign Subsidiaries or its business, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by such Person or its parent company but which has not been so publicly announced or disclosed.

      4. In addition, ShellCo covenants to each of the Buyers that:

            A. FORM D AND BLUE SKY. ShellCo shall timely file a Form D in respect of the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. ShellCo shall have taken such action, on or before the Closing Date (should the Company have not already taken such action), as ShellCo shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. ShellCo shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following the Closing Date.

            B. USE OF PROCEEDS. ShellCo will use the proceeds from the sale of the Securities solely as permitted by the Securities Purchase Agreement.

            C. FINANCIAL INFORMATION. ShellCo shall deliver the following to each Investor during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are promptly, and in any event within one (1) Business Day available to the public through the EDGAR system, within three (3) Business Days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K or 10-KSB, its Quarterly Reports on Form 10-Q or 10-QSB or any other any interim reports or any consolidated balance sheets, income statements, stockholders' equity statements and/or cash flow statements for any period other than annual, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933
Act, (ii) promptly, and in any event within one (1) Business Day after the release thereof (unless such press release is available on PR Newswire or Business Wire), facsimile copies of all press releases issued by ShellCo, the Company or any of its Subsidiaries, and (iii) copies of any notices and other information made available or given to the stockholders of ShellCo or the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

            D. DISCLOSURE OF TRANSACTIONS AND OTHER MATERIAL INFORMATION. On or before 8:30 a.m. New York time on the first Business Day following the Closing Date, ShellCo shall file a press release describing the material terms of the transactions contemplated by the Transaction Documents. ShellCo shall file, as a "small business issuer" (as defined in Item 10(a) of Regulation SB under the 1934 Act), a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents, on or prior to the date required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, the Securities Purchase Agreement (and all schedules thereto), this Joinder Agreement (and all schedules hereto), the form of the Notes, the form of Warrants, the Registration Rights Agreement and the Security Documents) as exhibits to such filing (including all attachments, the "8-K FILING"). From and after the filing of the 8-K Filing with the SEC, no Buyer shall be in possession of any material, nonpublic information received from the Company, ShellCo, any of its Subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in an 8-K Filing. ShellCo and each of its Subsidiaries and their respective officers, directors, employees and agents, shall not provide any Buyer with any material, nonpublic information regarding the Company, ShellCo or any of their Subsidiaries from and after the filing of the 8-K Filing without the express written consent of such Buyer. If a Buyer has, or believes it has, received any such material, nonpublic information from or on behalf of ShellCo, the Company or any of their respective subsidiaries regarding ShellCo, the Company or any of the Subsidiaries, it shall provide ShellCo with written notice thereof. ShellCo shall, within four (4) Trading Days (as defined in the Notes) of receipt of such notice, make public disclosure of such material, nonpublic information unless the Company has in good faith determined that the matters relating to such notice do not constitute material non-public information about the Company. In the event of a breach of the foregoing covenant by ShellCo, any of its Subsidiaries, or any of their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, a Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by ShellCo, its Subsidiaries, or any of their respective officers, directors, employees or agents. No Buyer shall have any liability to ShellCo, its Subsidiaries, or any of their respective officers, directors, employees, stockholders or agents for any such disclosure. Subject to the foregoing, none of ShellCo, the Company, any of their Subsidiaries or any Buyer shall issue any press releases or any other public statements in respect of the transactions contemplated hereby; PROVIDED, HOWEVER, that ShellCo shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure in respect of such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable Requirements of Law. Notwithstanding the foregoing, ShellCo shall not publicly disclose the name of any Buyer, or include the name of any Buyer in any filing with the SEC or any regulatory agency or Principal Market, without the prior written consent of such Buyer, except (i) for disclosure thereof in the 8-K Filing or Registration Statement or (ii) as required by applicable Requirements of Law, the regulations of the stock exchange or automatic quotation system upon which ShellCo's shares of Common Stock are then traded or any order of any court or other governmental agency, in which case ShellCo shall provide such Buyer with prior notice of such disclosure and the opportunity to review and comment on such disclosure.

            E. ADDITIONAL NOTES; VARIABLE SECURITIES; DILUTIVE ISSUANCES. For so long as any Buyer beneficially owns any Securities, ShellCo shall not issue any Notes other than as contemplated under the Transaction Documents and ShellCo shall not issue any other securities that would cause a breach or default under the Notes. For so long as any Notes or Warrants remain outstanding, ShellCo shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Conversion Price (as defined in the Notes) in respect of the Common Stock into which any
Note is convertible or the then applicable Exercise Price (as defined in the Warrants) in respect of the Common Stock into which any Warrant is exercisable. For so long as any Notes or Warrants remain outstanding, ShellCo shall not, in any manner, enter into or affect any Dilutive Issuance (as defined in the Notes) if the effect of such Dilutive Issuance is to cause ShellCo to be required to issue upon conversion of any Note or exercise of any Warrant any shares of Common Stock in excess of that number of shares of Common Stock which ShellCo may issue upon conversion of the Notes and exercise of the Warrants without breaching ShellCo's obligations under the rules or regulations of the Principal Market or the stock exchange or automated quotation system upon which ShellCo's shares of Common Stock are traded, including, without limitation, any and all discounted issuance rules, if applicable.

            F. CORPORATE EXISTENCE. So long as any Buyer beneficially owns any Notes or Warrants, ShellCo shall not be party to any Fundamental Transaction (as defined in the Notes) unless ShellCo is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes and the Warrants.

            G. RESERVATION OF SHARES. For as long as any Buyer owns any Notes or Warrants, ShellCo shall take all action necessary to at all times on and after the effectiveness of the Reverse Split to have authorized, and reserved for the purpose of issuance, no less than 130% of the sum of (i) the number of shares of Common Stock issuable upon conversion of all of the Notes issued at Closing,
(ii) the number of shares of Common Stock issuable upon exercise of the Warrants issued at the Closing, and (iii) the number of shares of Common Stock issuable upon exercise of the Common PIPE Warrants (without taking into account any limitations on the Conversion of the Notes or exercise of the Warrants or Common PIPE Warrants set forth in the Notes, Warrants and Common PIPE Warrants, respectively).

            H. CONDUCT OF BUSINESS. The business of ShellCo and its Subsidiaries shall not be conducted in material violation of any law, ordinance or regulation of any governmental entity.

            I. HOLDING PERIOD. For the purposes of Rule 144, ShellCo acknowledges, based on current securities laws, that the holding period of the Conversion Shares may be tacked onto the holding period of the Notes and the holding period of the Warrant Shares may be tacked onto the holding period of the Warrants (in the case of Cashless Exercise (as defined in the Warrants)) and ShellCo agrees not to take a position contrary to this Section I.

            J. COMPLIANCE WITH NOTES COVENANTS. From the date of this Joinder Agreement until the first date following the Closing Date on which no Notes are outstanding, ShellCo shall comply with and not violate or breach, and shall cause its Subsidiaries, as applicable, to comply with and not violate or breach, the covenants and agreements set forth in Section 14 of the Notes (as the same may be amended from time to time in accordance with the provisions thereof), the provisions of such Section 14 being incorporated herein and made a part hereof.

            K. NO ADDITIONAL REGISTERED SECURITIES. From the Closing Date until the date that is ninety (90) Trading Days following the Effective Date (as defined in the Registration Rights Agreement), neither ShellCo nor the Company will file a registration statement under the 1933 Act, or allow any such registration statement to become effective, in respect of any securities other than the Registration Statement contemplated by the Registration Rights Agreement and the registration rights agreement in respect of the Common PIPE Offering and a registration statement on Form S-8.

            L. REPORTING STATUS. Until the later of the date on which (i) the Investors (as defined in the Registration Rights Agreement) shall have sold all the Conversion Shares and Warrant Shares and (ii) none of the Notes or Warrants is outstanding, ShellCo shall use every reasonable effort timely file all reports required to be filed with the SEC pursuant to the 1934 Act, provided that prior to the filing of the registration statement with the SEC as required by the

Registration Rights Agreement, compliance with the current public information requirements of Rule 144(c) thereunder shall be sufficient. ShellCo shall not terminate its status as an issuer required to file reports under the 1934 Act, even if the 1934 Act or the rules and regulations thereunder would permit such termination.

            M. NO INCONSISTENT AGREEMENT OR ACTIONS. From the date of this Joinder Agreement until the first date following the Closing Date on which no Notes are outstanding, ShellCo and its Subsidiaries shall not enter into any contract, agreement or understanding (other than in connection with the Senior
Loan) which limit or restrict ShellCo's or any of its Subsidiaries' ability to perform under, or take any other voluntary action to avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it under, this Joinder Agreement or any of the other Transaction Documents, except the Intercreditor Agreement, which may by its terms limit the performance hereof.

            N. MARKET REGULATION.

            1. ShellCo shall use its best efforts to comply with the rules of the Principal Market and to cause all of the Registrable Securities (as defined in the Registration Rights Agreement) covered by a Registration Statement (as defined in the Registration Rights Agreement) to be quoted thereon, unless listed or quoted on another Eligible Market. ShellCo shall promptly secure the listing of all of the Registrable Securities upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. ShellCo and its Subsidiaries shall not to take any action which would be reasonably expected to result in the suspension or termination of trading of the Common Stock on the Principal Market. ShellCo pay all fees and expenses in connection with satisfying its obligations under this Section N(1).

            2. Promptly after the date ShellCo is first listed on an Eligible Market, but in no event later than fifteen (15) Business Days after the date thereof, the Company shall take all action necessary (including without limitation, calling a special meeting of the stockholders of ShellCo) to seek to obtain shareholder approval of the issuance of the Conversion Shares and Warrant Shares and the antidillution provisions set forth in respect thereof in the Notes and the Warrants, upon such terms as may be required under the rules and regulations of such Eligible Market, to provide for the issuance of such shares of Common Stock which would exceed the aggregate number of shares of Common Stock which the Company may issue upon conversion or exercise, as applicable pursuant to the rules or regulations of such Eligible Market. In connection with such actions, the Company shall provide each stockholder with a proxy statement and shall use its reasonable best efforts to solicit its stockholders' approval of the issuance of Conversion Shares and Warrant Shares in excess of the amounts otherwise permitted by the rules and regulations of such Eligible Market, and to cause its board of directors to recommend to the stockholders that they approve such proposal. If, despite ShellCo's reasonable best efforts, such stockholder approval is not obtained at the first meeting called therefor, ShellCo shall cause an additional stockholder meeting to be held every [six (6) months] thereafter until such stockholder approval is obtained or the Notes are no longer outstanding.

            O. TRANSACTIONS WITH AFFILIATES. From the date of this Joinder Agreement until the first date following the Closing Date on which no Notes or Warrants are outstanding, ShellCo shall not, and shall cause each of its Subsidiaries not to, enter into or be a party to any material agreement or transaction with any Affiliate (other than a wholly-owned Subsidiary), including transfer of any assets to any such Affiliate, except in the ordinary course of ShellCo's or such Affiliate's business and upon fair and reasonable terms that
(1) are no less favorable to ShellCo or such Affiliate, as the case may be, than such Person would obtain in a comparable arms'-length transaction with a Person not an Affiliate of ShellCo, or (2) on terms consistent with the business relationship of ShellCo or such Subsidiary and such Affiliate prior to the date of this Joinder Agreement, if any.

            P. NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Joinder Agreement must be given and will be deemed to have been delivered in accordance with the terms of the Securities Purchase Agreement: The addresses and facsimile number for such communications to the Transfer Agent shall be:

            Holladay Stock Transfer, Inc.
            2939 North 67th place
            Scottsdale, AZ 85251
            Telephone: (408) 481-3940
            Facsimile: (480) 481-3941
            Attention: Thomas C. Laucks

            Q. INTERCREDITOR AGREEMENT. This Joinder Agreement and each of the provisions hereof shall be subject to the Intercreditor Agreement.

             [The remainder of the page is intentionally left blank]

            IN WITNESS WHEREOF, Aerobic Creations, Inc.. has executed this Joinder Agreement on the date first written above.

                                       AEROBIC CREATIONS, INC.


                                       By: _____________________________________
                                           Name:
                                           President and Chief Executive Officer